UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2014
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.
As previously disclosed by the registrant, Kemper Corporation (“Kemper”), its subsidiaries, United Insurance Company of America (“United”) and Trinity Universal Insurance Company (“Trinity”), became members of the Federal Home Loan Bank (“FHLB”) of Chicago and Dallas, respectively. On March 18, 2014, United and the FHLB of Chicago entered into an Advances, Collateral Pledge, and Security Agreement (“Advances Agreement”). The Advances Agreement is attached as Exhibit 10.1 to this report.

The Advances Agreement provides the general terms and conditions for obtaining, maintaining and repaying extensions of credit (“Advances”). Under the Advances Agreement, United is required to maintain a deposit account (“Deposit Account”), and to provide and pledge a security interest in collateral (“Collateral”), which includes the capital stock purchased by United in the FHLB of Chicago, any Deposit Accounts maintained by United and all related proceeds and payment intangibles. The Advances Agreement also contains provisions generally included in agreements of its nature, including representations and warranties concerning United and the Collateral, terms regarding the delivery and maintenance of the Collateral and the related security interest, and remedies available in the event of a default by United. The parties also entered into a Master Transactions Agreement on March 18, 2014 that provides the terms and conditions for withdrawal and deposit of amounts in any Deposit Accounts maintained by United.

The FHLB of Chicago’s Member Products and Credit Policy (“Credit Policy”) determines the amount of Advances that may be obtained by United at any time and the amount of Collateral required, based on a multiple of United’s capital stock investment in the FHLB of Chicago and a percentage of United’s admitted assets. In reviewing an application for an Advance that may be submitted by United, the FHLB of Chicago will consider the foregoing requirements as well as United’s financial condition, creditworthiness, pledged Collateral and past compliance with the terms and conditions of the Advances Agreement. The specific terms of each Advance, including the amount, rate of interest and repayment terms, will be specified in United’s Advance application, a written or electronic confirmation of Advance or a Deposit Account Statement.

The amount of Advances that United may obtain is subject to certain limitations under Kemper’s revolving credit agreement, including a provision that limits the aggregate amount of indebtedness of Kemper or its subsidiaries that may be incurred and outstanding at any time to $250 million in connection with borrowings from the FHLB or issuances of surplus notes.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained above under “Item 1.01, Entry into a Material Definitive Agreement” is hereby incorporated by reference.
Item 9.01.     Financial Statements and Exhibits
(d) Exhibits
10.1 Advances, Collateral Pledge, and Security Agreement, dated as of March 18, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

Date:	March 21, 2014	/s/ Christopher L. Moses
Christopher L. Moses
Vice President and Treasurer

Exhibit Index

10.1	Advances, Collateral Pledge, and Security Agreement, dated as of March 18, 2014.